SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Fidelity National Information Solutions Reports Second Quarter 2002 EPS of $0.21

Santa Barbara, Calif. — (July 24, 2002) —

CORRECTED RELEASE – ADDITIONAL PARAGRAPHS

     In connection with the proposed transaction between FNIS and Factual Data Corp., FNIS and Factual Data Corp. will file a registration statement and a proxy statement with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE AND ALL RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of the registration statement, prospectus, proxy statement, and related documents when they become available from the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of these documents may also be obtained from Factual Data Corp. by directing a request to Factual Data Corp. Investors Relations, 5200 Hahns Peak Drive, Loveland, Colorado 80538, or from FNIS by directing a request to Fidelity National Information Solutions, Inc. Investor Relations, 4050 Calle Real, Santa Barbara, California, 93110.

     Factual Data Corp. and its directors may be deemed to be participants in the solicitation of proxies from Factual Data Corp. stockholders to approve the merger. Some of the directors of Factual Data Corp. have an interest in the merger that may differ from or may be in addition to the interests of Factual Data Corp. stockholders generally. Those interests, which will be described in greater detail in the proxy statement with respect to the merger, include the interests of the directors in the equity common stock of Factual Data Corp. and potential employment relationships of some directors with FNIS.